UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2018

CONAGRA BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7275	47-0248710
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 Merchandise Mart Plaza, Suite 1300 Chicago, Illinois	60654
(Address of principal executive offices)	(Zip Code)

(312) 549-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2018, the Board of Directors (the “Board”) of Conagra Brands, Inc. (the “Company”) approved, effective as of July 17, 2018 (the “Effective Date”), an increase in the size of the Board from eleven directors to twelve directors and appointed Anil Arora as a director of the Company to fill the newly-created vacancy and to serve until his successor is elected and qualified or until his earlier resignation or removal. Mr. Arora is expected to serve as a member of the Audit / Finance Committee of the Board.

The Board has determined that Mr. Arora satisfies the definition of “independent director” under the listing standards of the New York Stock Exchange and the categorical independence standards contained in the Company’s Corporate Governance Principles.

As a non-employee director, Mr. Arora will receive compensation in the same manner as the Company’s other non-employee directors. Mr. Arora will receive compensation for services during fiscal 2019 of (i) a cash retainer representing a prorated portion of the annual cash retainer provided to non-employee directors, and (ii) a prorated portion of the annual equity award provided to non-employee directors. Accordingly, on May 18, 2018, the Board approved restricted stock units (the “RSUs”) with a value equal to $125,000 to be granted to Mr. Arora on August 1, 2018 (the “Grant Date”), with the number of RSUs being determined by dividing $125,000 by the average of the closing stock price of the Company’s common stock on the New York Stock Exchange for the thirty (30) trading days prior to (and not including) the Grant Date, and rounding to the nearest share. In addition to the retainer and equity award, Mr. Arora is eligible to participate in the other non-employee director compensation arrangements described in the Company’s definitive proxy statement on Schedule 14A filed on August 11, 2017 with the Securities and Exchange Commission.

Also on May 18, 2018, the Board elected Mr. Richard H. Lenny to serve as the Chairman of the Board for fiscal year 2019, which begins May 28, 2018. Mr. Lenny has served as a member of the Board since 2009 and as the Chair of its Nominating, Governance & Public Affairs Committee since 2015. He will succeed Mr. Steven F. Goldstone, who has served as the Company’s Chairman since 2005, and who is expected to retire from the Board in September 2018 as a result of reaching the Company’s Board retirement age.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONAGRA BRANDS, INC.

By:	/s/ Colleen Batcheler
	Name:	Colleen Batcheler
	Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: May 24, 2018